As filed with the Securities and Exchange Commission on July 1 , 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2005

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-6119	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South
Suite 200
Bakersfield, California
(Address of principal executive office)

Issuer's telephone number: (661) 864-0500

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On June 30, 2005, Tri-Valley Corporation sold 16,667 restricted shares of common stock to an accredited investor on the exercise of warrants at an exercise price of $15.00 per share. The sale was made in a privately negotiated transaction in reliance on the exemption from registration requirements contained in Section 4(2) of the Securities Act of 1933, and pending expected approval by the American Stock Exchange. The Company plans to use the proceeds for an asset purchase.

The warrants were originally issued on June 9, 2005, together with the previously reported sale of 50,000 shares of common stock at $12.00 per share, after the open market close. The closing market price on June 9 was $11.79 per share. The sale also occurred after the Company's public announcement of the commencement of operations on its Moffat Ranch East Prospect after the market opened on June 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: July 1, 2005	/s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer